UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 19, 2022 (April 19, 2022)

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	98-1551379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(c) Proterra Inc (the “Company”) announced today that its Board of Directors (the “Board”) appointed Julian R. Soell, age 54, President of Proterra Transit, a business unit of the Company, effective May 2, 2022.

Prior to joining the Company, Mr. Soell served as Chief Operating Officer of Repairify Inc., a company in the automotive repair and maintenance industry, from January 2021 to April 2022. Prior to that, he served as a Managing Director in customer service and operations roles at Delta Airlines, a global airline, from August 2016 to February 2020, including as Managing Director of Airport Customer Service, Airports East, Managing Director, OCC and Aircraft Turn Process and Managing Director, Operations and Customer Service, Delta Cargo. Mr. Soell has also held management positions at Mercedes-Benz, and senior engineering positions at Harley-Davidson, Inc. and Ford Motor Company. He holds a B.S. degree in mechanical engineering from Lehigh University, an M.S. degree in mechanical engineering from Ohio State University, and an M.B.A. in finance from University of Michigan.

There are no arrangements or understandings between Mr. Soell and any other person pursuant to which Mr. Soell was selected to become the President of Proterra Transit. Mr. Soell does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an executive officer or director of the Company. Neither Mr. Soell nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as President of Proterra Transit, Mr. Soell and the Company entered into an Offer Letter dated April 1, 2022, pursuant to which Mr. Soell will receive a base salary of $400,000, and his bonus target under the Company’s Key Employee Incentive Plan will be 75% of his base salary. Mr. Soell will also receive a $250,000 cash sign-on bonus, less applicable withholding taxes and deductions, provided that if Mr. Soell voluntarily terminates employment with the Company within twelve months of his start date, he will be required to repay the full $250,000 sign-on bonus paid to him. The Board intends to make Mr. Soell an initial equity award of restricted stock units under the Company’s 2021 Equity Incentive Plan of $900,000 in value on the date of grant, with a four-year annual ratable vesting period. The Board further intends to provide Mr. Soell with an annual equity incentive award with four-year ratable vesting valued at $900,000, which will be prorated for fiscal year 2022 based on his actual start date.
Mr. Soell will enter into the Company’s standard form of severance agreement (a “Severance Agreement”), which is attached as Exhibit 10.3 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 7, 2021 (File No. 333-252674).

Mr. Soell will also enter into the Company’s standard form of indemnification agreement (an “Indemnification Agreement”), which is attached as Exhibit 10.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 7, 2021 (File No. 333-252674).

The descriptions of the Severance Agreement and the Indemnification Agreement set forth in the Company’s Definitive Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 13, 2022 are incorporated by reference herein.

(e) The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

In addition, on April 19, 2022, the Company also entered into a Severance Agreement with Christopher L. Bailey, President of Proterra Powered & Energy, a business unit of the Company.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the appointment described above is being furnished as Exhibit 99.1 to this filing. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the

Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release issued by Proterra Inc, dated April 19, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2022

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	President and Chief Executive Officer